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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Access Capital Community Investment Fund, Inc.:

We consent to the use of our report included herein, dated July 23, 2001, in the May 31, 2001 Annual Report on Form 10-K of Access Capital Strategies Community Investment Fund, Inc..



                                                        KPMG LLP



Boston, Massachusetts
May 31, 2001